                                                                    EXHIBIT 25.6

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                         Bank One, National Association
              (Exact name of trustee as specified in its charter)

     A National Banking Association               36-0899825
                                                  (I.R.S. employer
                                                  identification number)

     1 Bank One Plaza, Chicago, Illinois          60670-0126
     (Address of principal executive offices)     (Zip Code)

                         Bank One, National Association
                        1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
  Attn: John R. Prendiville, Corporate Trust Services Division (312) 661-5223
           (Name, address and telephone number of agent for service)

                         _____________________________

                                BNY Capital VII
              (Exact name of obligor as specified in its charter)

     Delaware                                     13-7177236
     (State or other jurisdiction of              (I.R.S. employer
     incorporation or organization)               identification number)


     c/o The Bank of New York Company, Inc.
     One Wall Street
     New York, New York                           10286
     (Address of principal executive offices)     (Zip Code)

                              Preferred Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 21st day of May, 2001.


            Bank One, National Association,
            Trustee

            By  /s/ John R. Prendiville
                John R. Prendiville
                Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                        May 21, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

         In connection with the qualification of an indenture between BNY Capital VII and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   Bank One, National Association

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:                 Bank One, NA                              Call Date: 12/31/00 ST-BK: 17-1630 FFIEC 031
Address:                             1 Bank One Plaza, Ste 0303                                                   Page RC-1
City, State  Zip:                    Chicago, IL  60670
FDIC Certificate No.:                0/3/6/1/8
                                     ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                 Dollar Amounts in thousands  C400
                                                                                                                              ----
                                                                                                 RCFD  BIL MIL THOU
                                                                                                 ----  ------------

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                                RCFD
                                                                                           ----
     a. Noninterest-bearing balances and currency and coin(1)........................      0081         5,462,170        1.a
     b. Interest-bearing balances(2).................................................      0071         5,170,242        1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)....................      1754                 0        2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).................      1773        12,523,350        2.b
3.   Federal funds sold and securities purchased under agreements to resell                1350        16,069,589        3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                            RCFD
                                                                                           ----
     RC-C)...........................................................................      2122        55,190,023        4.a
     b. LESS: Allowance for loan and lease losses....................................      3123         1,218,923        4.b
     c. LESS: Allocated transfer risk reserve........................................      3128                 0        4.c
     d. Loans and leases, net of unearned income, allowance, and                            RCF
                                                                                            ---
        reserve (item 4.a minus 4.b and 4.c).........................................      2125        53,971,100        4.d
5.   Trading assets (from Schedule RD-D).............................................      3545         2,521,374        5.
6.   Premises and fixed assets (including capitalized leases)........................      2145           567,098        6.
7.   Other real estate owned (from Schedule RC-M)....................................      2150               963        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)..................................................      2130           409,736        8.
9.   Customers' liability to this bank on acceptances outstanding....................      2155           340,763        9.
10.  Intangible assets (from Schedule RC-M)..........................................      2143           202,851       10.
11.  Other assets (from Schedule RC-F)...............................................      2160         3,989,302       11.
12.  Total assets (sum of items 1 through 11)........................................      2170       101,228,538       12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:         Bank One, NA                        Call Date:  12/31/00 ST-BK: 17-1630 FFIEC 031
Address:                     1 Bank One Plaza, Ste 0303                                              Page RC-2
City, State Zip:             Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

Schedule RC-Continued

                                                                                                 Dollar Amounts in
                                                                                                     Thousands
                                                                                                     ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                        RCON
                                                                                     ----
        from Schedule RC-E, part 1)........................................          2200            26,522,858           13.a
        (1) Noninterest-bearing(1).........................................          6631            11,338,557           13.a1
        (2) Interest-bearing...............................................          6636            15,184,301           13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                     RCFN
                                                                                     ----
        IBFs (from Schedule RC-E, part II).................................          2200            36,247,795           13.b
        (1) Noninterest bearing............................................          6631               778,075           13.b1
        (2) Interest-bearing...............................................          6636            35,469,720           13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                  RCFD 2800        2,276,371           14
15.  a. Demand notes issued to the U.S. Treasury                                     RCON 2840          310,767           15.a
     b. Trading Liabilities(from Schedule RC-D)............................          RCFD 3548        2,104,757           15.b

16.  Other borrowed money:                                                           RCFD
                                                                                     ----
     a. With original maturity of one year or less.........................          2332            18,245,377           16.a
     b. With original  maturity of more than one year......................          A547             2,298,488           16.b
     c. With original maturity of more than three years....................          A548             1,845,898           16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding...............          2920               340,763           18.
19.  Subordinated notes and debentures.....................................          3200             2,800,000           19.
20.  Other liabilities (from Schedule RC-G)................................          2930             2,505,175           20.
21.  Total liabilities (sum of items 13 through 20)........................          2948            95,498,249           21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.........................          3838                     0           23.
24.  Common stock..........................................................          3230               200,858           24.
25.  Surplus (exclude all surplus related to preferred stock)..............          3839             3,861,173           25.
26.  a. Undivided profits and capital reserves.............................          3632             1,703,180           26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.........................................................          8434               (36,495)          26.b
     c. Accumulated net gains (losses) on cash flow hedges.................          4336                     0           26.c
27.  Cumulative foreign currency translation adjustments...................          3284                 1,573           27.
28.  Total equity capital (sum of items 23 through 27).....................          3210             5,730,289           28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).................................          3300           101,228,538           29.


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right
     the number of the statement below
     that best describes the most
     comprehensive level of auditing
     work performed for the bank by                                                          -----------
     independent external                                                                          N/A                Number
     auditors as of any date during 1996.......................................               RCFD 6724               M.1.
                                                                                             -----------
1 =  Independent audit of the bank conducted in accordance        4 =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company       5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which        6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company               external auditors
     (but not on the bank separately)                             7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in              8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                         Trust and Loan Companies Act

                       POWER OF ATTORNEY FOR CHIEF AGENT


Name of the company giving the power of attorney:  BNY Trust Company of Canada
                                               Compagnie Trust BNY Canada

Jurisdiction and instrument of incorporation of the company: Canada Articles of Incorporation pursuant to the Canadian Business Corporations Act and continued by Letters Patent pursuant to the Trust and Loan Companies Act (Canada)

Name of person receiving the power of attorney:


                                                            ("the chief agent")


Address in Nova Scotia of the chief agent (full business address including street number and municipality).

                                                            ("the chief agency")


The company appoints

--------------------------------------------------------------------------------
                         (Name of chief agent in full)

as its chief agent and attorney under subsection (9) of Section 212 of the Trust and Loan Companies Act (the "Act).

The company authorizes the chief agent to receive service of process on its behalf in all civil, criminal or administrative proceedings against the company in Nova Scotia and to receive from the Superintendent of Trust and Loans Companies any notices or documents given to the company under the Act and regulations. Receipt by the chief agent personally or at the chief agency of services of process and of notices and documents is binding on the company.


(Insert additional powers being given to the chief agent, if any,)

Dated the     day of           , A.D.,


                                            __________________________________
                                            Name of the Company

Witnesses:                                  By:

________________________                    __________________________________
                                            President or Managing Director


________________________                    __________________________________
                                            Secretary